UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 5, 2008

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32505 (Commission File Number)	34-2037221 (I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On March 10, 2008, we announced our consolidated financial results for the three months and year ended December 31, 2007.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this current report shall not be incorporated by reference into any registration or other document pursuant to the Securities Act of 1933, as amended.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the March 5, 2008 meeting of the board of directors of TransMontaigne GP L.L.C., our general partner, Donald H. Anderson, D. Dale Shaffer and Rex L. Utsler resigned as members of the board of directors, all to be effective March 17, 2008.  In connection with their respective resignations, Messrs. Anderson, Shaffer and Utsler did not indicate that there were any disagreements between any of them and us or members of the board of directors of our general partner regarding our operations, policies or procedures.  These changes were requested by the representatives of Morgan Stanley Capital Group Inc. who serve on the board of directors of TransMontaigne Inc., which is the indirect owner of our general partner.

To fill the resulting vacancies, the following individuals were appointed to the board of directors of our general partner, effective March 17, 2008: Duke R. Ligon as an independent director and Olav Refvik and Stephen R. Munger, as affiliated directors.  Mr. Munger was also appointed to serve as Chairman of the board of directors of our general partner.  Based upon these appointments and the anticipated appointment of a new independent director to fill the vacancy created by the resignation of William S. Dickey as a director of our general partner effective January 1, 2008, the board of directors of our general partner will be comprised of seven directors, three of whom are affiliated directors and four of whom are independent directors.  Set forth below is a list of the directors and the committees of the board of directors of our general partner upon which such directors are expected to serve, effective March 17, 2008:

Name	Title

Stephen R. Munger	Affiliated Director and Chairman of the Board

Olav Refvik	Affiliated Director

Javed Ahmed	Affiliated Director

Duke R. Ligon	Independent Director and a member of the Audit Committee, Conflicts Committee and the Compensation Committee

Jerry R. Masters	Independent Director, Chairman of the Audit Committee, Chairman of the Compensation Committee and a member of the Conflicts Committee

David A. Peters	Independent Director, Chairman of the Conflicts Committee and a member of the Audit Committee

There is no arrangement or understanding between any of the new directors and any other persons pursuant to which these new directors were appointed.  There are no relationships between any of these new directors and the General Partner or the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On March 10, 2008, the Partnership issued a press release announcing the foregoing actions.  The press release contains a biography of each member of the Board of Directors effective March 17, 2008.  A copy of the press release is attached hereto as Exhibit 99.1, of which the section entitled “Changes to the Board of Directors of Our General Partner” is incorporated herein by reference.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated March 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: March 10, 2008	By:	/s/ Randall J. Larson
Randall J. Larson Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press release dated March 10, 2008.